Exhibit 99.1
Press Release

COSTCO WHOLESALE CORPORATION REPORTS FIRST QUARTER FISCAL YEAR 2024 OPERATING RESULTS AND ANNOUNCES A SPECIAL CASH DIVIDEND OF $15 PER SHARE
ISSAQUAH, Wash., December 14, 2023 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced its operating results for the first quarter (twelve weeks) of fiscal 2024, ended November 26, 2023.
For the first quarter the Company reported net sales of $56.72 billion, an increase of 6.1 percent from $53.44 billion for the first quarter of fiscal year 2023, ended November 20, 2022.
Net sales were benefited by approximately one-half to one percent in the U.S. and worldwide from the shift of the fiscal calendar, as a result of the fifty-third week in fiscal year 2023.
The following comparable sales reflect comparable locations year-over-year and comparable retail weeks.
Comparable sales for the twelve weeks ended November 26, 2023 were as follows:

	12 Weeks	12 Weeks
		Adjusted*
U.S.	2.0%	2.6%
Canada	6.4%	8.2%
Other International	11.2%	7.1%
Total Company	3.8%	3.9%
E-commerce	6.3%	6.1%
*Excluding impacts from changes in gasoline prices and foreign exchange.
Net income for the quarter was $1,589 million, $3.58 per diluted share, compared to $1,364 million, $3.07 per diluted share, last year. This year's results included a tax benefit of $44 million, $0.10 per diluted share, related to stock-based compensation. Last year's results included a charge of $93 million pre-tax, $0.15 per diluted share, primarily related to downsizing our charter shipping activities, and a tax benefit of $53 million, $0.12 per diluted share, related to stock-based compensation.
The Company also announced that the Board of Directors has declared a special cash dividend on Costco common stock of $15 per share, payable January 12, 2024, to shareholders of record as of the close of business on December 28, 2023. The aggregate amount of the payment will be approximately $6.7 billion.
Costco currently operates 871 warehouses, including 600 in the United States and Puerto Rico, 108 in Canada, 40 in Mexico, 33 in Japan, 29 in the United Kingdom, 18 in Korea, 15 in Australia, 14 in Taiwan, five in China, four in Spain, two in France, and one each in Iceland, New Zealand and Sweden. Costco also operates e-commerce sites in the U.S., Canada, the U.K., Mexico, Korea, Taiwan, Japan and Australia.
A conference call to discuss these results is scheduled for 2:00 p.m. (PT) today, December 14, 2023, and will be available via a webcast on investor.costco.com (click "Events & Presentations”).

Press Release

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, inflation or deflation, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health-care costs), energy and certain commodities, geopolitical conditions (including tariffs and the Ukraine conflict), the ability to maintain effective internal control over financial reporting, regulatory and other impacts related to climate change, public-health related factors, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law. Comparable sales and comparable sales excluding impacts from changes in gasoline prices and foreign exchange are intended as supplemental information and are not a substitute for net sales presented in accordance with GAAP.

CONTACTS:    Costco Wholesale Corporation
Richard Galanti, 425/313-8203
David Sherwood, 425/313-8239
Josh Dahmen, 425/313-8254

COST-Earn

COST-Comp

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 (dollars in millions, except per share data)
(unaudited)

	12 Weeks Ended
	November 26, 2023	November 20, 2022
REVENUE
Net sales	$56,717	$53,437
Membership fees	1,082	1,000
Total revenue	57,799	54,437
OPERATING EXPENSES
Merchandise costs	50,457	47,769
Selling, general and administrative	5,358	4,917
Operating income	1,984	1,751
OTHER INCOME (EXPENSE)
Interest expense	(38)	(34)
Interest income and other, net	160	53
INCOME BEFORE INCOME TAXES	2,106	1,770
Provision for income taxes	517	406
NET INCOME	$1,589	$1,364
NET INCOME PER COMMON SHARE:
Basic	$3.58	$3.07
Diluted	$3.58	$3.07
Shares used in calculation (000's):
Basic	443,827	443,837
Diluted	444,403	444,531

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (amounts in millions, except par value and share data)
(unaudited)
Subject to Reclassification

	November 26, 2023	September 3, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,011	$13,700
Short-term investments	853	1,534
Receivables, net	2,542	2,285
Merchandise inventories	18,001	16,651
Other current assets	1,673	1,709
Total current assets	40,080	35,879
OTHER ASSETS
Property and equipment, net	27,168	26,684
Operating lease right-of-use assets	2,672	2,713
Other long-term assets	3,803	3,718
TOTAL ASSETS	$73,723	$68,994
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$20,357	$17,483
Accrued salaries and benefits	4,474	4,278
Accrued member rewards	2,207	2,150
Deferred membership fees	2,462	2,337
Current portion of long-term debt	1,080	1,081
Other current liabilities	6,188	6,254
Total current liabilities	36,768	33,583
OTHER LIABILITIES
Long-term debt, excluding current portion	5,866	5,377
Long-term operating lease liabilities	2,401	2,426
Other long-term liabilities	2,541	2,550
TOTAL LIABILITIES	47,576	43,936
COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred stock $0.005 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.005 par value; 900,000,000 shares authorized; 443,787,000 and 442,793,000 shares issued and outstanding	2	2
Additional paid-in capital	7,489	7,340
Accumulated other comprehensive loss	(1,843)	(1,805)
Retained earnings	20,499	19,521
TOTAL EQUITY	26,147	25,058
TOTAL LIABILITIES AND EQUITY	$73,723	$68,994

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (amounts in millions)
(unaudited)
Subject to Reclassification

	12 Weeks Ended
	November 26, 2023	November 20, 2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,589	$1,364
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	501	447
Non-cash lease expense	74	111
Stock-based compensation	444	402
Impairment of assets and other non-cash operating activities, net	43	121
Changes in working capital	2,000	165
Net cash provided by operating activities	4,651	2,610
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(200)	(253)
Maturities and sales of short-term investments	878	274
Additions to property and equipment	(1,040)	(1,057)
Other investing activities, net	(4)	(21)
Net cash used in investing activities	(366)	(1,057)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of short-term borrowings	(173)	(77)
Proceeds from short-term borrowings	144	29
Proceeds from issuance of long-term debt	498	—
Tax withholdings on stock-based awards	(292)	(301)
Repurchases of common stock	(162)	(141)
Cash dividend payments	(905)	(400)
Financing lease payments	(82)	(60)
Other financing activities, net	(2)	87
Net cash used in financing activities	(974)	(863)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	(37)
Net change in cash and cash equivalents	3,311	653
CASH AND CASH EQUIVALENTS BEGINNING OF YEAR	13,700	10,203
CASH AND CASH EQUIVALENTS END OF YEAR	$17,011	$10,856